
FedEx

FIRST QUARTER 2019

EARNINGS CONFERENCE CALL

May 2, 2019

SPARTAN

COMMAND YOUR ROAD

FORWARD-LOOKING STATEMENT

This presentation contains several forward-looking statements that are not historical facts, including statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions and the pace and extent of the economic recovery; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; restructuring of our operations, and/or our expansion into new geographic markets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationships with major customers, suppliers, or other business partners, including Isuzu; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this presentation are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this presentation, whether as a result of new information, future events, or otherwise.

OVERVIEW – 1Q19 VS. 1Q18



Revenue ($ M)
$173.0
$234.0
1Q18
1Q19



Net Income ($ M) (EPS)
$4.2
$0.12
$1.4
$0.04
1Q18
1Q19

- Revenue for 1Q19 up $61.0M, or 35.2%, to $234.0M from $173.0M
  - FVS up $62.9M – USPS order and higher truck body, walk-in-van and upfit center volume
  - ER down $4.9M – unfavorable sales mix
  - SCV up $3.5M – higher contract manufacturing volume and continued strength of luxury motor coach sales

- Net Income for 1Q19 fell by $2.8M, or 66.7%, to $1.4M from $4.2M
  - Prior year includes $1.4M compensation tax benefit and a $1.5M net working capital adjustment related to the Smeal acquisition
- EPS decreased $0.08, or 66.7%, to $0.04 from $0.12 last year.
  - Prior year EPS includes $0.04 compensation tax benefit and $0.03 net working capital adjustment

BUSINESS UPDATE – FVS

- Last Mile Delivery – momentum grows
  - FVS Backlog up 10% sequentially, excluding USPS order
  - Includes major eCommerce upfit order
- Ephrata, PA facility now receiving truck body orders in addition to fulfilling USPS order
- Introduced temperature controlled grocery delivery truck with climate controlled zones
- EV continues to gain momentum – ability to produce vehicles across GVWR Classes 1 – 6
- Strengthened FVS leadership team
  - Hired a seasoned VP of Operations to drive operational improvements
- Expanded East Coast manufacturing footprint
  - 3 new facilities in place (PA, NC & FL) adding increased capacity




We Deliver For You.


prime



BUSINESS UPDATE – ER

- New ER management team in place to drive future growth
  - Todd Fierro – President of ER
- Multiple new orders
  - 13-unit fire apparatus order for large municipality in Texas
  - 8-unit fire apparatus order for city of Philadelphia
  - 11-unit fire apparatus order for city of St. Louis
- ER backlog up 13% at 1Q19 vs 1Q18

SPARTAN

LADDER TOWER
A SPARTAN MOTORS BRAND



SMEAL
A SPARTAN MOTORS BRAND

UST
A SPARTAN MOTORS BRAND

BUSINESS UPDATE – SCV

- Continues to gain share in Class A Diesel luxury motor coach chassis market
  - 26% market share in diesel >400hp segment
- Continued growth of our smaller format K1 360 chassis
  - Jayco Embark (37'and 39')
  - Entegra Coach's Reatta (37' and 39')







FINANCIAL REVIEW
1ST QUARTER 2019

SPARTAN

COMMAND
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OVERVIEW – 1Q19 VS. 1Q18


Adjusted EBITDA ($ M) (Adj EBITDA as % of Sales)
$5.6
$4.6
3.2%
2.0%
1Q18
1Q19


Adjusted Net Income ($ M) (Adj EPS)
$3.3
$1.5
$0.09
$0.04
1Q18
1Q19

- Adjusted EBITDA fell $1.0M, or 17.9%, to $4.6M from $5.6M
- Adjusted EBITDA margin decreased 120 basis points to 2.0% of sales compared to 3.2% of sales
  - Primarily driven by $2.3 million in higher input costs resulting from tariff driven increases in commodity costs and components

- Adjusted net income fell 54.5% to $1.5M from $3.3M
- Adjusted EPS of $0.04 versus $0.09 a year ago
  - Prior-year includes a $1.4 million, or $0.04 per share, tax benefit related to the appreciation in value of stock compensation
- Backlog down 22.0% to $432.3M from $554.6M a year ago.
  - Excluding the unique USPS truck body order, backlog totaled $359.2M, up 5.5% compared to $340.6M in 2018

See GAAP reconciliation in Appendix

FLEET VEHICLES & SERVICES – 1Q19


FVS Revenues ($ M)
$122.6
$59.7
1Q18
1Q19


FVS Adjusted EBITDA ($ M) (Adj EBITDA as % of Sales)
$7.0
$4.6
7.7%
5.7%
1Q18
1Q19

- Revenue up $62.9M to $122.6M from $59.7M
  - Increased volume relating to USPS truck body, other truck body and upfits
- Adjusted EBITDA increased $2.4M to $7.0M from $4.6M primarily from volume, partially offset by unfavorable sales mix and tariff-driven increases in commodity and component costs
- Adjusted EBITDA margin decreased 200 basis points to 5.7% of sales from 7.7%
- Excluding the USPS truck body order, sequential backlog up 9.9%
  - Reported backlog decreased to $188.5M from $335.3M a year ago

EMERGENCY RESPONSE – 1Q19


ER Revenues ($ M)
$66.7
$61.8
1Q18
1Q19


ER Adjusted EBITDA ($ M) (Adj EBITDA as % of Sales)
$1.2
1.9%
-3.7%
-$2.3
1Q18
1Q19

- Revenue down 7.4% to $61.8M from $66.7M
  - Reflects industry-wide decline in fire apparatus sales, product mix, dealer realignment, partially offset by pricing changes realized in 2018
- Adjusted EBITDA fell $3.5M to a loss of $2.3M compared to $1.2M last year
  - Driven primarily by product mix, tariff-driven increases in costs, warranty expense, partially offset by pricing changes realized in 2018
- Backlog up 13.2% to $214.7M compared to $189.6M a year ago

SPECIALTY CHASSIS & VEHICLES – 1Q19


SCV Revenues ($ M)
$48.2
$51.7
1Q18
1Q19


SCV Adjusted EBITDA ($ M) (Adj EBITDA as % of Sales)
$3.1
6.5%
$5.0
9.6%
1Q18
1Q19

- Revenue up \$3.5M, or 7.2%, to \$51.7M from \$48.2M last year
  - Increased volume from contract manufacturing and luxury motor coach chassis
- SCV adjusted EBITDA increased \$1.9M to \$5.0M from \$3.1M
- Adjusted EBITDA margin improved 310 basis points to 9.6% of sales from 6.5% of sales
  - Due to mix and increased volume
- Backlog down 2.0% to \$29.1M compared to \$29.7M a year ago

BALANCE SHEET – 1Q19

Spartan Motors, Inc.
Summary Balance Sheet
(unaudited)

($000's)	Mar 31, 2019	Dec 31, 2018
Assets		
Cash	$ 21,368	$ 27,439
Accts Receivable	104,399	106,801
Contract Assets	44,055	36,027
Inventory	84,457	69,992
PP&E	56,175	56,567
Right of Use Assets-Operating Leases	12,930	-
Other Assets	58,675	56,958
Total Assets	**$ 382,059**	**$ 353,784**
Liabilities & Shareholders' Equity		
Accts Payable	$ 87,803	$ 76,399
Long-term Operating Lease Liability	10,517	-
Long-term Debt	26,042	25,547
Other Liabilities	71,046	65,854
Total Liabilities	**195,408**	**167,702**
Shareholders' Equity	186,651	186,082
Total Liabilities & Equity	**$ 382,059**	**$ 353,784**
Total Liquidity		
Cash	$ 21,368	$ 27,439
Net Borrowing Capacity	75,602	86,410
Total Liquidity	**$ 96,970**	**$ 113,849**

- Total liquidity of $97.0M at 1Q19 reflects:
  - $21.4M cash on hand
  - $75.6M of borrowing capacity
- Adequate liquidity/capacity to fund:
  - Working capital requirements
  - Pursue strategic bolt-on acquisitions
  - Share buy-back
    - Purchased 191,000 shares, for $1.4M, or average share price of $7.55 since December 21, 2018
- Contract assets of $44.1M at 1Q19
  - Represents revenue with corresponding profit recognized on products in process, but not yet invoiced to the customer as a result of adopting the new revenue recognition standard

FINANCIAL OUTLOOK - 2019

2019 Guidance				
($M except per share)	Low	Mid-point	High	MP% Increase Over 2018
Revenue	**$865.0**	**$885.0**	**$905.0**	**8%**
Net income	**$19.5**	**$21.1**	**$22.6**	**41%**
Adjusted EBITDA	**$37.1**	**$39.1**	**$41.1**	**23%**
EPS	**$0.56**	**$0.60**	**$0.64**	**40%**
Adjusted EPS	**$0.57**	**$0.61**	**$0.65**	**27%**

CLOSING REMARKS

- Solid first quarter, despite continued tariff related headwinds
- Fundamentals of all three business segments remain strong
- Continue to work on operational and organization improvements to drive profitable growth
- Focused on executing strategic plan
- Spartan team determined to deliver exceptional growth in sales and profitability and increasing shareholder value

APPENDIX



COMMAND
YOUR ROAD

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This presentation contains adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), which is a non-GAAP financial measure. This non-GAAP measure is calculated by excluding items that we believe to be infrequent or not indicative of our continuing operating performance. For the periods covered by this presentation such items include expenses associated with restructuring actions taken to improve the efficiency and profitability of our manufacturing operations, various items related to business acquisition and litigation activities, and the impact of temporary production disruptions due to severe weather-related flooding surrounding the Company's Nebraska facilities.

We present the non-GAAP measure adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance. We believe that the presentation of this non-GAAP measure, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

Our management uses adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining certain incentive compensation for our management team.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Financial Summary (Non-GAAP)
Consolidated
(In thousands, except per share data)
(Unaudited)

($000)	Three Months Ended March 31,	
Spartan Motors, Inc.	**2019**	**2018**
Net income attributable to Spartan Motors, Inc.	$1,397	$4,194
Add (subtract):		
Restructuring charges	112	20
Acquisition related expenses	45	162
Litigation costs	43	-
Nebraska flooding costs	123	-
Purchase accounting impact	-	(1,500)
Deferred tax asset adjustment	(99)	74
Tax effect of adjustments	(78)	315
Adjusted net income attributable to Spartan Motors, Inc.	$1,543	$3,265
Net income attributable to Spartan Motors, Inc.	$1,397	$4,194
Add (subtract):		
Depreciation and amortization	2,525	2,452
Taxes on income	13	(48)
Interest expense	374	323
EBITDA	$4,309	$6,921
Add (subtract):		
Restructuring charges	112	20
Acquisition related expenses	45	162
Litigation costs	43	-
Nebraska flooding costs	123	-
Purchase accounting impact	-	(1,500)
Adjusted EBITDA	$4,632	$5,603
Diluted net earnings per share	$0.04	$0.12
Add (subtract):		
Restructuring charges	0.00	0.00
Joint venture expenses	0.00	-
Acquisition related expenses	0.00	0.00
Litigation costs	0.00	-
Nebraska flooding costs	0.00	-
Purchase accounting impact	-	(0.04)
Deferred tax asset adjustment	(0.00)	0.00
Tax effect of adjustments	(0.00)	0.01
Adjusted diluted net earnings per share	$0.04	$0.09

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Financial Summary (Non-GAAP)
Consolidated
(In thousands, except per share data)
(Unaudited)

	Forecast Year Ending December 31, 2019		
	Low	Mid	High
Net income	$ 19,539	$ 21,085	$ 22,630
Add:			
Depreciation and amortization	10,405	10,405	10,405
Interest expense	1,281	1,281	1,281
Taxes	5,649	6,096	6,542
EBITDA	$ 36,874	$ 38,867	$ 40,858
Add (subtract):			
Restructuring and other charges, net	200	200	200
Adjusted EBITDA	$ 37,074	$ 39,067	$ 41,058
Earnings per share	$ 0.56	$ 0.60	$ 0.64
Add:			
Restructuring and other charges, net	0.01	0.01	0.01
Less tax effect of adjustments	-	-	-
Adjusted earnings per share	$ 0.57	$ 0.61	$ 0.65

SPARTAN


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